UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2010

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2010, ThermoGenesis Corp (the "Company") and Nanshan Memorial Medical Institute ("Nanshan") entered into an International Distributor Agreement (the "Agreement"). Under the terms of the Agreement, Nanshan will obtain rights to sell, distribute, and service the Company’s MXP and Res-Q product lines in the People’s Republic of China and Hong Kong (not including Taiwan). The term of the Agreement is for 4 years, subject to extension rights. Under the Agreement, Nanshan shall be granted restricted common stock of the Company upon execution of the Agreement in the amount of .5% of the total outstanding Common Stock of the Company, which amount equals approximately 70,000 shares of Common Stock. Nanshan shall further have the right to additional grants of restricted common stock of the Company over the Term of the Agreement in an amount up to 806,000 shares of upon the achievement of certain milestones up to $43 million in cumulative sales.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

For more information, see the Agreement attached as Exhibit 10.1, and the Press Release attached as Exhibit 99.1.

Cautionary Statement

A copy of the Agreement has been attached as an exhibit to this Report on Form 8-K to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the Company and Nanshan in relation to the transactions described in this Item 1.01, the Agreement is not intended to be a source of factual, business or operational information about the Company, Nanshan, or their respective businesses.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference. The issuance of Common Stock was and will be completed in accordance with the exemption provided by Regulation D of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Nanshan has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01 Financial Statements and Exhibits.

4.1 Form of Stock Grant Agreement; Common Stock Grant Agreement
10.1 International Distributor Agreement between ThermoGenesis Corp. and Nanshan Memorial Medical Institute effective November 3, 2010
99.1 Press release dated November 4, 2010, titled "ThermoGenesis Signs Major Bone Marrow Product Distribution Agreement in China"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

November 5, 2010	By:	Matthew T. Plavan

Name: Matthew T. Plavan
Title: CFO & EVP, Business Development

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Exhibit Index

Exhibit No.	Description

4.1	Form of Stock Grant Agreement; Common Stock Grant Agreement
10.1	International Distributor Agreement between ThermoGenesis Corp. and Nanshan Memorial Medical Institute effective November 3, 2010
99.1	Press release dated November 4, 2010, titled “ThermoGenesis Signs Major Bone Marrow Product Distribution Agreement in China”